UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2006

SOUTHERN STAR CENTRAL CORP.

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(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY 42301		42301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (270) 852-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

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Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 26, 2006, Ghislain Gauthier retired from the Board of Directors of Southern Star Central Corp. (Southern Star), effective immediately.

On May 26, 2006, Yves Rheault, 62, was elected by written consent of the Board of Directors of Southern Star, to fill the vacancy on the Board of Directors of Southern Star, effective immediately.  Mr. Rheault currently serves as advisor within the private equity group in the Infrastructure and Energy team at Caisse de dépôt et placement du Quebec (CDP) , a function he assumed in October of 2002.  From 2000 to October 2002, Mr. Reault was Vice Chairman of the Board and Vice President of Business Development of Boralex, Inc.  Prior to joining CDP, Mr. Rheault held various senior positions in several different companies, (besides Boralex, Inc.), involved in the energy sector, and has been Chairman of the Board of Gaz Métro, the third largest gas distributor in Canada, for the last ten years.  Mr. Rheault also currently serves on the Board of Directors of Vermont Gas, Inc., Boralex, Inc., and Intragas, Inc.  Mr. Rheault holds a Bachelor in Commerce and a Masters in Administration from the University of Montreal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2006	SOUTHERN STAR CENTRAL CORP. ___/s/ Susanne W. Harris____________________ Susanne W. Harris Vice President, Chief Financial Officer and Treasurer